Final Transcript
Thomson StreetEventsSM ►►►
Conference Call Transcript RGR - Q3 2010 Sturm Ruger Earnings Conference Call Event Date/Time: Oct 28, 2010 / 01:00PM GMT

THOMSON REUTERS STREETEVENTS  |  www.streetevents.com  |  Contact Us

© 2010 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

CORPORATE PARTICIPANTS

 Michael Fifer
 Sturm, Ruger & Company, Inc. - President, CEO
 Leslie Gasper
 Sturm, Ruger & Company, Inc. - Corporate Secretary

CONFERENCE CALL PARTICIPANTS

 Bret Jordan
 Avondale Partners - Analyst
 Jim Barrett
 C.L. King & Associates - Analyst
 Scott Hamann
 KeyBanc Capital Markets - Analyst

 PRESENTATION

 Operator

Good day, ladies and gentlemen, and welcome to the third-quarter 2010 Sturm, Ruger earnings conference call. My name is Ahmed and I'll be your coordinator for today. At this time all participants are in listen-only mode. We will be facilitating a question-and-answer session towards the end of today's conference. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your hosts for today's conference, Tom Dineen, CFO, and Michael Fifer, President and CEO. Please proceed.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

Good morning, and welcome to our third-quarter conference call at Sturm, Ruger & Company. We'd like to start with a reading of the caution on forward-looking statements by Leslie Gasper, our Corporate Secretary, and then we'll give you a quick overview of the third quarter and we can right into your questions. Leslie.

 Leslie Gasper - Sturm, Ruger & Company, Inc. - Corporate Secretary

Good morning. Statements made in the course of this presentation that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the Company's reports on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the first, second and third quarters of 2010. Copies of these documents may be obtained through the Company, our website at www.Ruger.com, or the SEC. Furthermore, management disclaims all responsibility to update forward-looking statements. Mike?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

Thank you, Leslie. For the third quarter of 2010 net sales were $58.4 million and earnings were $0.32 per share. The corresponding period in 2009 net sales were $71.2 million and earnings were $0.37 per share. We're pleased with this year's third-quarter sales and earnings compared to those in 2009 because the third quarter of 2009 benefited from the post-election surge in demand to some degree.

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

About $50 million, or 27%, of our sales in the first nine months of this year were from new products. In the third quarter about 18% of sales were from new products as we stopped including sales of the LCP in [Metali] at the end of the first quarter. The definition we use for new products includes only the first two years of sales from major product introductions such as the LCP.

In the third quarter this included the recently introduced SR-40, the SR9 compact, the LCR family and the SR-556 family. We are not counting the original SR9, the LCP, minor line extensions, additional new calibers and mature products or any distributor specials. They're all still important to our business, but we just don't include them in the definition of new product sales.

Let's talk about the National Instant Criminal Background Check System background check numbers known as NICS checks and the estimated sell-through from our independent distributors to retailers.

During the third quarter of 2010 the number of NICS checks increased from both the second quarter of 2010 and from the third quarter of 2009. For the same comparative periods our estimated sell-through from independent distributors to retailers declined, which at first glance raises the possibility that Ruger has lost some market share during the quarter.

I'm not alarmed by these numbers, however, for several reasons. First, let's look at the consecutive quarter analysis from the second to the third quarter this year where in NICS checks outperformed the estimated sell-through from distributors to retailers. This is a pattern that has been consistent over the past five years and is probably driven most heavily by the seasonal buying pattern of retailers, which in turn is driven by the timing of the distributors' big trade shows.

The distributors hold their shows early in the year trying to lock up the retailers open to buy for the year. Then they spend the first two quarters or so trying to fulfill all the orders they took back in January and February. That usually means very good sell-through from distributors to retailers during the first half of the year.

Consequently the retailers have plenty of inventory going into the third quarter and, in spite of the generous payment terms often offered by the distributors, the retailers need to sell some of their inventory so they can pay their bills. In four of the past five years third-quarter NICS checks have been higher than second-quarter NICS checks, even though the manufacturers often see a decline in demand from the second quarter to the third quarter.

So again, to review that on consecutive quarter, it's very common for the manufacturers to see a decline in orders from second to third quarter, but for NICS checks to actually go up from second to third quarter meaning there's plenty of retail activity.

Next let's look at the year-over-year comparison. Looking back at the past five years, it turns out there's no consistency in the year-over-year change in NICS checks compared to the year-over-year change in estimated sell-through from distributors to retailers. What we believe is driving the NICS checks increase in the third quarter of 2010 compared to the third quarter of 2009 is the increase in retail sales of used auto-loading rifles.

Remember both used firearm transactions as well as new firearm transactions are captured in the NICS data in addition to other administrative activities like permitting. And there may also be other factors that drive the increase in NICS checks that we can't gauge like pawn redemptions.

We see our own sell-through of auto-loading rifles in the third quarter has declined year over year, which is an expected outcome of the post-surge marketplace. But we're hearing that there's a flood of very new used auto-loading firearms at retail, some of the consumers who rushed out to buy these firearms last year are back in the stores converting these firearms to cash. And current buyers can choose from an array of slightly used auto-loading rifles at discounted prices as well as all the new auto-loading rifles.

Our distributors are telling us that they do not believe we have lost any market share and that may be true when considering only new firearm sales. But it is likely that used firearms took an increased share of the total firearm transactions during the quarter and our sell-through numbers did not reflect used gun transactions. And remember, NICS numbers are only a proxy for trends in consumer demand.

Now let's talk about the balance sheet. During the third quarter we generated $23.5 million in cash from operations, as a result our balance sheet at the end of the quarter remained very strong with cash and equivalents totaling $53 million and a current ratio of 3.7 to 1. We have no debt.

During the third quarter capital expenditures totaled $3.8 million with much of that dedicated to machining and tooling for new products that have not yet been introduced; we expect to invest approximately $20 million for capital expenditures during 2010.

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

During the third quarter of 2010 the Company repurchased 412,000 shares of its common stock for $5.7 million in the open market. The average price per share repurchase was $13.83. These repurchased shares represented 2.1% of the outstanding shares at the beginning of the third quarter of 2010 and were funded with cash on hand. At the end of the third quarter of 2010 $4.3 million remained available for further stock repurchases.

Finally, our quarterly Board meeting is at the end of this week and, based on the operating results of the third quarter, we expect to declare a dividend early next week. I'd like to remind everyone on the call that our dividends have been based on operating results, which necessarily vary every quarter, and therefore the dividend also varies every quarter.

Those are the highlights of the quarter and now I'd like to respond to your questions about the third quarter. Operator, can we please have the first question?

 QUESTION AND ANSWER

 Operator

(Operator Instructions). Bret Jordan, Avondale Partners.

 Bret Jordan - Avondale Partners - Analyst

Good morning. A couple quick questions and one on fourth-quarter product launches. Is there anything that you expect to get out this quarter following up on the SR-40 or will you hold the next major product launch for the SHOT Show in January?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

As a matter of policy I don't hold any launches for trade shows, that's a policy we've gotten away from. It tends to be artificial, tends never to work out with when the products are really ready for shipment. We do have some pretty exciting product launches coming up and when there are enough units in finished goods looking at the loading dock ready to be shipped then I'll go ahead and launch them.

 Bret Jordan - Avondale Partners - Analyst

Okay, great. And then as far as the third-quarter volumes, could you give us a feeling for mix of handguns versus long arms in the quarter?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

As we've seen throughout the whole year handguns, particularly those handgun products that are more oriented towards potential self-defense use, have out-performed all other categories.

 Bret Jordan - Avondale Partners - Analyst

Okay. And then as far as input costs, are you seeing anything meaningful going on as raw materials?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

No. In the MD&A I talked about steel, that we're starting to get pressure from our specialty steel suppliers because we use some pretty exotic stainless steel. And they're making noise about longer lead times and higher prices and we're doing our best to resist and push back.

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

We've done a little of back-of-the-envelope and if they got everything they asked for it would have two impacts -- one, I'd probably have to hold more raw material inventory because it tends to come in batches; and then two, I'd probably, I think worst-case, run into about a 1% decline in gross margin related to raw material cost.

 Bret Jordan - Avondale Partners - Analyst

Okay, great.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

But we're pushing back.

 Bret Jordan - Avondale Partners - Analyst

Okay, great. Thanks.

 Operator

Jim Barrett, C.L. King & Associates.

 Jim Barrett - C.L. King & Associates - Analyst

Good morning, everyone. Mike, the average sales price of your ending backlog was [342], which was up sequentially. Is that the -- a good predictor of the average sales price of product likely to be sold in Q3 or should we be looking at the lower number which is the average sales price of orders received?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

Jim, that's an excellent question and, I tell you, I haven't looked closely at the correlation between the two. So I don't know the answer offhand and I don't think I can figure it out in 15 seconds.

 Jim Barrett - C.L. King & Associates - Analyst

Yes, I've had difficulty figuring it out, which is why I asked it.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

No, no, it's an excellent question. I'll try to give you a little more information to help us both understand it, but I won't be able to give you a solid answer yet.

 Jim Barrett - C.L. King & Associates - Analyst

Understand.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

What happens is that our orders are non-cancelable and with the exception of when I concluded last year in third quarter that Mini-14 orders were just out of whack and I canceled a bunch.

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

 Jim Barrett - C.L. King & Associates - Analyst

Yes.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

We don't let anybody cancel them, we at the same time are trying very hard not to take advantage of orders we have booked on stuff in the channel. We are trying very hard to make sure that our distributors' investment and Ruger inventory is actually turning very quickly and that he's got the right product. So if he's got something on the order that I think I'm going to go ahead and ship in the next quarter or two, but I don't want to ship it this week, I tend to let it sit there but I won't let him cancel it.

So I think that really drives the difference between -- so the orders received in any given moment are probably the stuff he shipped last week that he's out of and needs more of, and the orders in backlog are probably influenced a little bit by some products on order that -- they have a good likelihood of shipping in the quarter, certainly within two quarters, but maybe not next week.

 Jim Barrett - C.L. King & Associates - Analyst

You know, as the industry normalizes post-surge would you expect your backlogs to inherently go down as you build safety stock?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

 I expect the backlogs to go down if the distributors can help it just because they like to use us as a warehouse. We, on the other hand, think distributors, especially those who benefit from a manufacturer who sticks to two-step distribution, we think those distributors should be real distributors, they ought to hold inventory, they ought to have a warehouse. So, it's a constant push back and forth. But nonetheless, if they can get away with it I'm sure they're going to try to drive the backlog down and rely on us.

 Jim Barrett - C.L. King & Associates - Analyst

Okay. And then finally, Mike, how optimistic are you in terms of consummating an acquisition over the next six to 12 months? Is the pipeline robust, can you just give us a general review there?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

The pipeline is not robust.

 Jim Barrett - C.L. King & Associates - Analyst

Okay. And does that partly reflect the fact that multiples being asked for by sellers are still too high?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

The broad answer is yes. If we drill down a little bit though what we're finding is that some folks who were pretty bullish about their value can't justify it even with inflated multiples now because they've had a bad quarter or two. And so we've had some folks tell us, well, let's get through another quarter, I think my results will improve here in the fall; I want to get through hunting season and then let's talk again.

So we're actually seeing some pushback from sellers who realize they -- they either waited too long to try to sell their company or they've got to wait until their own results improved now.

 Jim Barrett - C.L. King & Associates - Analyst

Okay. Well, thank you very much.

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

 Operator

(Operator Instructions). Scott Hamann, KeyBanc Capital Markets.

 Scott Hamann - KeyBanc Capital Markets - Analyst

Good morning, everyone. Mike, just a question on the inventory. I know it was really low last year, but can you kind of talk about, as it either relates to the Company inventory or the distributor inventory, what level you kind of are comfortable at and what would be a normalized type level?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

I guess I'd like to see our finished goods somewhere in the 12 turns, perhaps better on the really hot products. And I'd like to see the distributor at probably six turns and they'd like to see just the opposite.

 Scott Hamann - KeyBanc Capital Markets - Analyst

Okay. And then just in terms of the product portfolio now, it seems like the SR-40 has been pretty well received on the back of the SR9. Is there some more iterations in that line that you feel there could be some holes in the portfolio whether it's 45 or what else are you kind of looking at right now?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

We won't actually talk about upcoming products. But suffice it to say that we are listening very carefully to the feedback we get from consumers, retailers and distributors. And we've got a lot of engineers working really hard on semi-automatic handguns.

 Scott Hamann - KeyBanc Capital Markets - Analyst

Okay, thanks a lot.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

I apologize for not giving you more color on that one. But the key is, if a consumer thinks the one he can't have right now will be available in two months, he won't spend any money today. And retailers are furious when we leak information on new products coming out. So, even if it was coming out two weeks from Monday I wouldn't tell you until two weeks from Monday -- it just helps the whole channel. (multiple speakers) the next question.

 Operator

(Operator Instructions). Jim Barrett.

 Jim Barrett - C.L. King & Associates - Analyst

Mike, could you talk about what you view -- excluding acquisitions what you view as a normalized level of capital expenditures off the $20 million you plan to do this year?

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

My guess would be the number is probably closer to $10 million or $12 million than it is to $20 million. We just have a lot of things in the pipeline. And we counted on certain product lines slowing down that just didn't slow down. And so I couldn't free up the vertical machining centers or [the legs] from those product lines and I had to go out and buy more.

 Jim Barrett - C.L. King & Associates - Analyst

I see. Well, it sounds like a good problem to have.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

Yes. If we have to spend $20 million next year it will probably because our results are outstanding.

 Jim Barrett - C.L. King & Associates - Analyst

All right. And can you give us an industry overview of how your dealers, your distributors are viewing the current hunting season in terms of consumer demand?

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

I probably heard a little more noise about it being slow than I've heard in the past. But I'm not sure I have enough data points for a meaningful answer. Remember that one of our competitors talked for the past couple years about how awfully slow the hunting season was and we never saw that.

And this year there are some more good low price competitive hunting rifle products and I think those guns are getting a lot of interest at the consumer level. And retailers are seeing perhaps if they sold the same number of units their revenues and earnings are coming down because a product that sells for -- with a scope, for $299, nobody in the channel is making money on that much -- as compared to say a Ruger product with a scope the retailer is probably getting at least $800.

 Jim Barrett - C.L. King & Associates - Analyst

Right, okay. Well, that's helpful. Thank you.

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

Yes, our units are not terribly off. I mean, they're down just a tiny bit year over year in hunting rifles, but not much.

 Jim Barrett - C.L. King & Associates - Analyst

Okay. Well, thanks again.

 Operator

And there are no questions at this time.

Final Transcript
Oct 28, 2010 / 01:00PM GMT, RGR - Q3 2010 Sturm Ruger Earnings Conference Call

 Michael Fifer - Sturm, Ruger & Company, Inc. - President, CEO

All right. Gentlemen, I hope that means that we've had a good MD&A disclosure and been able to answer most of your questions. And I look forward to talking to you again soon. Thanks very much.

 Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a great day.

DISCLAIMER
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©  2010 Thomson Reuters. All Rights Reserved.